UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the public offering by Sabre Corporation (“Sabre,” the “Company,” “we,” or “our”) of 3,000,000 shares (representing $300,000,000 aggregate liquidation preference) of its 6.50% Series A Mandatory Convertible Preferred Stock, par value $0.01 (the “Preferred Stock”), and up to an additional 450,000 shares (representing an additional $45,000,000 aggregate liquidation preference) if the underwriters exercise their overallotment option, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware on August 24, 2020 to establish the designations, powers, preferences and rights of the Preferred Stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the amount payable with respect thereto in the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, restrictions on the issuance of shares of the same series or of any other class or series, the terms and conditions of conversion of the Preferred Stock and the voting rights of the Preferred Stock. The Certificate of Designations became effective upon acceptance of such filing.

Subject to certain exceptions, so long as any share of Preferred Stock remains outstanding, no dividends or distributions will be declared or paid on shares of the Company’s common stock or any other class or series of stock ranking junior to the Preferred Stock, and no common stock or any other class or series stock ranking junior to the Preferred Stock will be purchased, redeemed or otherwise acquired for value by the Company or any of its subsidiaries unless, in each case, all accumulated and unpaid dividends for all prior completed dividend periods, if any, have been paid in full. In addition, if (i) less than all accumulated and unpaid dividends on the outstanding Preferred Stock have been declared and paid as of any dividend payment date or (ii) the board of directors declares a dividend on the Preferred Stock that is less than the total amount of unpaid dividends on the outstanding preferred stock that would accumulate to, but excluding, any dividend payment date, no dividends may be declared or paid on any parity stock, unless dividends are declared on the shares of Preferred Stock on a pro rata basis.

If accumulated dividends on the outstanding Preferred Stock have not been declared and paid in an aggregate amount corresponding to six or more dividend periods, whether or not consecutive, then, subject to the other provisions of the Preferred Stock, the authorized number of the Company’s directors will automatically increase by two and the holders of the Preferred Stock, voting together as a single class with the holders of each class or series of voting parity stock, if any, will have the right to elect two directors to fill such two new directorships at the Company’s next annual meeting of stockholders (or, if earlier, at a special meeting of the Company’s stockholders called for such purpose).

Unless previously converted, each share of Preferred Stock will automatically convert, for settlement on the mandatory conversion date, which is expected to be September 1, 2023 into between 11.9048 and 14.2857 shares of the Company’s common stock, subject to customary anti-dilution adjustments. The number of shares of the Company’s common stock issuable upon conversion will be determined based on the average volume-weighted average price per share of the Company’s common stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately before September 1, 2023.

Holders of the Preferred Stock will have the right to convert all or any portion of their shares of their Preferred Stock at any time until the close of business on the mandatory conversion date. Early conversions that are not in connection with a “make-whole fundamental change” (as defined in Certificate of Designations governing the Preferred Stock) will be settled at the minimum conversion rate. In addition, the conversion rate applicable to such an early conversion may in certain circumstances be increased to compensate holders of the Preferred Stock for certain unpaid accumulated dividends.

If a make-whole fundamental change occurs, then holders of the Preferred Stock will, in certain circumstances, be entitled to convert their Preferred Stock at an increased conversion rate for a specified period of time and receive an amount to compensate them for certain unpaid accumulated dividends and any remaining future scheduled dividend payments.

The Preferred Stock will not be subject to redemption at the Company’s option.

Subject to the rights of holders of any class or series of the Company’s capital stock ranking senior to the Preferred Stock with respect to dividends, holders of Preferred Stock will be entitled to receive, when, as and if declared by the Company’s board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the annual rate of 6.50% of the liquidation preference of $100.00 per share (equivalent to $6.50 annually per share), payable in cash or, subject to certain limitations, by delivery of shares of the Company’s common stock or any combination of cash and shares of the Company’s common stock, at the Company’s election. If declared, dividends on the Preferred Stock will be payable quarterly on March 1, June 1, September 1 and December 1 of each year, commencing on December 1, 2020 to, and including, September 1, 2023 to the holders of record of the Preferred Stock as they appear on the Company’s stock register at the close of business on the immediately preceding February 15, May 15, August 15 and November 15, respectively.

If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding liquidation senior stock, each share of Preferred Stock will entitle the holder thereof to receive payment for the following amount out of the Company’s assets or funds legally available for distribution to its stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any liquidation junior stock: (1) the liquidation preference per share of Preferred Stock, which is equal to $100.00 per share; and (2) all unpaid dividends that will have accumulated on such share to, but excluding, the date of such payment.

The above description of the Certificate of Designations is qualified in its entirety by reference to the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 24, 2020, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware to establish the designations, powers, preferences and rights of the Preferred Stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the amount payable with respect thereto in the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, the terms and conditions of conversion of the Preferred Stock and the voting rights of the Preferred Stock. The Certificate of Designations, a copy of which is incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K, became effective upon acceptance of such filing. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01.	Other Events.

On August 19, 2020, the Company entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters listed therein, relating to the public offering of 35,714,286 shares of the Company’s common stock, par value $0.01 (“Common Stock”) and up to 5,357,143 additional shares of Common Stock if the underwriters of the Common Stock offering exercise their option to purchase additional shares. The Common Stock Underwriting Agreement contains various representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Common Stock Underwriting Agreement set forth above is qualified in its entirety by reference to the Common Stock Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein.

On August 19, 2020, the Company also entered into an underwriting agreement (the “Preferred Stock Underwriting Agreement”) with Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters listed therein, relating to the public offering of 3,000,000 shares of the Preferred Stock and up to an additional 450,000 shares of Preferred Stock if the underwriters exercise their overallotment option. The Preferred Stock Underwriting Agreement contains various representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Preferred Stock Underwriting Agreement set forth above is qualified in its entirety by reference to the Preferred Stock Underwriting Agreement, a copy of which is filed as Exhibit 1.2 to this Current Report on Form 8-K and incorporated herein.

This Current Report on Form 8-K is being filed for the purpose of filing Exhibit 1.1 and Exhibit 1.2 as exhibits to the Company’s registration statement on Form S-3 (File No. 333-224616) (the “Registration Statement”) and such exhibits are hereby incorporated by reference into the Registration Statement.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward- looking statements by terms such as “believe,” “could,” “likely,” “expect,” “plan,” “commit,” “guidance,” “outlook,” “anticipate,” “will,” “incremental,” “preliminary,” “forecast,” “continue,” “strategy,” “confidence,” “momentum,” “estimate,” “objective,” “project,” “may,” “should,” “would,” “intend,” “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Quarterly Reports on Form 10-Q filed with the SEC on August 10, 2020 and May 8, 2020, and our Annual Report on Form 10-K filed with the SEC on February 26, 2020 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated August 19, 2020, by and among Sabre Corporation and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters listed therein.

1.2	Underwriting Agreement, dated August 19, 2020, by and among Sabre Corporation and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters listed therein.

3.1	Certificate of Designations of Sabre Corporation in respect of the 6.50% Series A Mandatory Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware and effective August 24, 2020.

5.1	Opinion of Young Conaway Stargatt & Taylor, LLP.

23.1	Consent of Young Conaway Stargatt & Taylor, LLP (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File – formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: August 24, 2020	By:	/s/ Douglas E. Barnett
	Name:	Douglas E. Barnett
	Title:	Executive Vice President and Chief Financial Officer